EXHIBIT 99.1
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NEWS RELEASE
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March 20, 2003


              IVP TECHNOLOGY CORPORATION ANNOUNCES SEVEN CONTRACTS
                             FOR MDI SOLUTIONS GROUP

   MDI RECEIVES SIGNED CONTRACTS FOR MOUNT SINAI HOSPITAL, ST. JOSEPH'S HEALTH
         CENTRE, YORK CENTRAL HOSPITAL AND ROUGE VALLEY HEALTH SYSTEM,


TORONTO (OTCBB:TALL): IVP Technology Corporation announced today that its MDI Solutions group, which provides medical data integration services in Canada and the United States, through IVP's wholly owned subsidiary Springboard Technology Solutions Inc., has received multiple contracts with four of the Toronto area's largest hospitals. These contracts are for a combination of time, material and retained consulting services and have an initial term ranging from six to twelve months with four automatically renewing for additional periods.

The key health centres which are serviced by MDI under these contracts are Mount Sinai, a 462 bed hospital and critical care facility, located in downtown Toronto; St. Joseph's Health Centre, a 350 bed community service facility located in West Toronto; York Central Hospital, a 430 bed community hospital located in Toronto's North West region; and The Rouge Valley Health System, a two site 411 bed hospital health center, located in Toronto's Eastern region. The four health centers are amongst the ten largest hospitals in the Toronto area.

Kevin Birch, President of MDI Solutions and a Senior Vice President with IVP commented that ". . . signing Mount Sinai, Rouge Valley, York Central and St. Joseph's to multiple contracts is a real vote of confidence in our MDI Solutions Group and in IVP's enterprise division as a whole. We estimate being able to provide services to these clients well into the future and to expand our role by offering additional products and services as their experience with us grows."

Brian MacDonald, President and CEO of IVP Technology reinforced the importance of the enterprise division's contributions to IVP by commenting that ". . . the anticipated growth of the MDI Solutions Group and the enterprise division is expected to provide a rising level of recurring revenue to IVP and its shareholders. We anticipate that there will be continuing and substantial growth in the enterprise division in the future."


ABOUT MDI SOLUTIONS

MDI Solutions is a technology services and product group within Springboard Technology Solutions Inc. specializing in data integration and systems for the

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healthcare industry. Based in Toronto, MDI Solutions markets its own proprietary products and provides high quality, comprehensive, reliable, and cost effective integration services to various enterprises. MDI Solutions was founded in 1999 and in 2002 was established as an operating division of Springboard Technology Solutions Inc., a wholly owned subsidiary of IVP Technology Corporation (OTCBB:TALL). Additional information about MDI Solutions is available at www.mdisolutions.com .


ABOUT IVP TECHNOLOGY CORPORATION

IVP Technology Corporation (www.ivptechnology.com) is a public company that develops markets and distributes software and related products through its consumer and enterprise divisions. IVP's main wholly owned subsidiaries; Springboard Technology Solutions Inc. (enterprise division) www.springboardtech.com and Ignition Entertainment Limited (consumer division) www.ignitionent.com operate offices in Europe and North America in Toronto, Chicago, London, and Banbury UK.

IVP's enterprise division develops, markets, licenses and installs and services data solutions that solve problems and create value for various enterprises. IVP's data solutions facilitate remote-data-collection and reception, management, analysis, delivery and presentation of information over corporate Intranets and the Internet.

IVP Technology Corporation is a Nevada registered corporation that trades on the over the counter Bulletin Board under the symbol TALL: BB. For more information visit www.ivptechnology.com.


FORWARD-LOOKING STATEMENTS

Statements contained in this news release regarding IVP Technology's and other planned events are forward-looking statements, subject to uncertainties and risks, many of which are beyond IVP Technology's control, including, but not limited to, reliance on key markets, suppliers, and products, currency fluctuations, dependence on key personnel and trade restrictions, each of which may be impacted, among other things, by economic, competitive or regulatory conditions. These and other applicable risks are summarized under the caption "Risk Factors" in IVP Technology's Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on February 14, 2003. Forward-looking statements by their nature involve substantial risks and uncertainties. As a result, actual results may differ materially depending on many factors, including those described above.


IVP TECHNOLOGY CORPORATION CONTACT:
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Brian J. MacDonald
President and CEO
1-416-255-7578 ext. 313
1-416-255-7579 Email: bmacdonald@ivptechnology.com